NEWS RELEASE

FOR IMMEDIATE RELEASE

July 20, 2011

CAPITOL FEDERAL FINANCIAL, INC.

 ANNOUNCES QUARTERLY DIVIDEND

Topeka, KS – Capitol Federal Financial, Inc. (Nasdaq: CFFN) (the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of $0.075 per share on outstanding CFFN common stock.

The dividend is payable on August 19, 2011 to stockholders of record as of the close of business on August 5, 2011.

CFFN will announce financial results for the quarter ended June 30, 2011 on July 29, 2011.  Capitol Federal Financial, Inc.’s Form 10-Q will be filed on August 4, 2011.

Capitol Federal Financial, Inc. is the holding company for Capitol Federal Savings Bank. Capitol Federal Savings Bank has 46 branch locations in Kansas and Missouri and is one of the largest residential lenders in the State of Kansas. News and other information about the Company can be found at the Bank's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company's market area, the future earnings and capital levels of Capitol Federal Savings Bank, which could affect the ability of the Company to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in the Company's SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent the Company's judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe	Kent Townsend
Vice President, Investor Relations	Executive Vice President, Chief Financial Officer and Treasurer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com